                                                                   EXHIBIT 23(B)

               CONSENT OF MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

                               CONSENT OF COUNSEL

The Colonial BancGroup, Inc.

     We hereby consent to use in this Form S-3 Registration Statement of The Colonial BancGroup, Inc., of our name in the Prospectus, which is a part of such Registration Statement, under the heading "LEGAL MATTERS," to the summarization of our opinion referenced therein, and to the inclusion of our opinion at
Exhibit 5 of the Registration Statement.

                                    /s/  MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

April 15, 1997